AMENDED AND RESTATED
                             PETROLEUM HELICOPTERS, INC.
                           1995 INCENTIVE COMPENSATION PLAN


              1. Purpose. The purpose of the 1995 Incentive Compensation Plan (the "Plan") of Petroleum Helicopters, Inc. ("PHI") is to increase shareholder value and to advance the interests of PHI and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives (the "Incentives") designed to attract, retain and motivate key employees and officers and to strengthen the mutuality of interests between such employees and officers and PHI's shareholders. Incentives may consist of opportunities to purchase or receive voting and non-voting shares of common stock, $.10 par value per share, of PHI (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which PHI owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock. Any Incentives granted hereunder prior to shareholder approval of the Plan by the shareholders of PHI, shall be granted subject to such approval.

              2.  Administration.

                  2.1 Composition. The Plan shall be administered by the compensation committee of the Board of Directors of PHI (the "Committee"). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as currently in effect or any successor rule, and (b) qualify as "outside directors" under Section 162(m) of the Code.

                  2.2 Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under the Plan to directors in their capacities as such.

              3. Eligible Participants. Key employees and officers of the Company (including officers who also serve as directors of the Company) and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Only Carroll W. Suggs may be granted Incentives with respect to voting Common Stock. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants.

              4. Types of Incentives. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) stock appreciation rights ("SARs") (c) restricted stock; (d) performance shares; (e) stock awards; and (f) cash awards.

              5.  Shares Subject to the Plan.

                  5.1. Number of Shares. Subject to adjustment as provided in Section 10.6, a total of 500,000 shares of Common Stock are authorized to be issued under the Plan, 175,000 shares of which shall be voting Common Stock and 325,000 shares of which shall be non-voting Common Stock. Incentives with respect to no more than 100,000 shares of Common Stock may be granted through the Plan to a single participant in one calendar year. In the event that a stock option, SAR or performance share granted hereunder expires or is terminated or cancelled prior to exercise or payment, any shares of Common Stock that were issuable thereunder may again be issued under the Plan. In the event that shares of Common Stock are issued as Incentives under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan. If an Incentive is to be paid in cash by its terms, the Committee need not make a deduction from the shares of Common Stock issuable under the Plan with respect thereto. If and to the extent that an Incentive may be paid in cash or shares of Common Stock, the total number of shares available for issuance hereunder shall be debited by the number of shares payable under such Incentive, provided that upon any payment of all or part of such Incentive in cash, the total number of shares available for issuance hereunder shall be credited with the appropriate number of shares represented by the cash payment, as determined in the sole discretion of the Committee. Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

                  5.2.  Type of Common Stock.   Common  Stock  issued under
              the Plan may be authorized and unissued shares or issued shares held as treasury shares.

              6. Stock Options. A stock option is a right to purchase shares of Common Stock from PHI. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

                  6.1. Price. The exercise price per share shall be determined by the Committee, subject to adjustment under
              Section 12.6; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant.

                  6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5.1 and subject to adjustment as provided in Section 12.6.

                  6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 12.4, the term of each stock option shall be determined by the Committee. Subject to Section 12.12, each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee, provided, however, that, except as provided below, no stock option granted to an officer or director of PHI who is subject to Section 16 of the 1934 Act (an "Insider") shall be exercisable within the six-month period immediately following the date of grant. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.12.

                  6.4. Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 12.13) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

                  6.5.  Manner  of  Exercise.   A stock option may be exer-
              cised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by
              (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by PHI (with a copy to PHI) to promptly deliver to PHI the amount of sale or loan proceeds to pay the exercise price; (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

                  6.6. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

                      (a) Any Incentive Stock Option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.
                      (b) All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

                      (c) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

                      (d) No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

                      (e) The aggregate Fair Market Value  (determined with
                  respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of PHI or any of its subsidiaries) shall not exceed
                  $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as Incentive Stock Options.

                  6.7 Equity Maintenance.   If  a  participant exercises an
              option during the term of his employment with the Company, and pays the exercise price (or any portion thereof) through the surrender of shares of outstanding Common Stock owned by the participant, the Committee may, in its discretion, grant to such participant an additional option to purchase the number of shares of Common Stock equal to the shares of Common Stock so surrendered by such participant. Any such additional options granted by the Committee shall be exercisable at the Fair Market Value of the Common Stock determined as of the business day immediately preceding the respective dates such additional options may be granted. As stated above, such additional options may be granted only in connection with the exercise of options by the participant during the term of his active employment with the Company. The grant of such additional options under this Section 6.7 shall be made upon such other terms and conditions as the Committee may from time to time determine.

              7.  Restricted Stock

                  7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such officers and key employees as the Committee determines pursuant to the terms of Section
              3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

                  7.2 The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. In addition, any participant subject to Section 16 of the 1934 Act shall be prohibited from selling or otherwise transferring shares of restricted stock for a period of six months from the grant thereof. The expiration of the Restricted Period shall also occur as provided under Section 12.4 and under the conditions described in Section 12.12 hereof.

                  7.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

                  The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Petroleum Helicopters, Inc. 1995 Incentive Compensation Plan (the "Plan"), and an agreement entered into between the registered owner and Petroleum Helicopters, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

                  7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

                  7.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.6 due to a recapitalization, merger or other change in capitalization.

                  7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section
              7.2 and in the Incentive Agreement or an amendment thereto, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

                  7.7 Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote any shares of voting Common Stock.

              8. Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 8.4. A SAR may be granted (a) with respect to any stock option granted under the Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under the Plan shall be subject to the following terms and conditions:

                  8.1 Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to Section 5.1 and subject to adjustment as provided in Section 12.6. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

                  8.2 Duration and Time for Exercise. Subject to Section 12.12, the term and exercisability of each SAR shall be determined by the Committee. Unless otherwise provided by the Committee in the Incentive Agreement, each SAR issued in connection with a stock option shall become exercisable at the same time or times, to the same extent and upon the same conditions as the related stock option. No SAR granted to a person subject to Section 16 of the 1934 Act may be exercised during the first six months of its term. Notwithstanding the foregoing, the Committee may in its discretion accelerate the exercisability of any SAR at any time in addition to automatic acceleration of SARs under Section 12.12.

                  8.3 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The Company shall, within 30 days of receipt of notice of exercise by the Company, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 8.4.

                  8.4 Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that shall be issuable upon the exercise of an SAR shall be determined by dividing:

                      (a) the number  of shares of Common Stock as to which
                  the SAR is exercised multiplied by the dollar amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the Exercise Date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount equal to the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.6); by

                      (b) the  Fair Market Value of a share of Common Stock
                  on the Exercise Date.

                  In  lieu of issuing  shares  of  Common  Stock  upon  the
              exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the Exercise Date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the Exercise Date or to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

              9. Performance Shares. A performance share consists of an award that may be paid in shares of Common Stock or in cash, as described below. The award of performance shares shall be subject to such terms and conditions as the Committee deems appropriate.

                  9.1 Performance Objectives. Each performance share will be subject to performance objectives for PHI or one of its subsidiaries, divisions or departments to be achieved by the end of a specified period. The number of performance shares awarded shall be determined by the Committee and may be subject to such terms and conditions as the Committee shall determine. If the performance objectives are achieved, each participant will be paid (a) a number of shares of Common Stock equal to the number of performance shares initially granted to that participant; (b) a cash payment equal to the Fair Market Value of such number of shares of Common Stock on the date the performance objectives are met or such other date as may be provided by the Committee or (c) a combination of shares of Common Stock and cash, as may be provided by the Committee. If such objectives are not met, each award of performance shares may provide for lesser payments in accordance with a pre-established formula set forth in the Incentive Agreement. To the extent a performance share is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

                  9.2 Not a Shareholder. The award of performance shares to a participant shall not create any rights in such partic-ipant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award, at which time such stock shall be considered issued and outstanding.

                  9.3 Dividend Equivalent Payments. A performance share award may be granted by the Committee in conjunction with dividend equivalent payment rights or other such rights. Dividend equivalent payments may be made to the participant at the time of the payment of the dividend or issuance of the other right or at the end of the specified performance period or may be deemed to be invested in additional performance shares at the Fair Market Value of a share of Common Stock on the date of payment of the dividend or issuance of the right.

              10. Stock Awards. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefore, as additional compensation for services previously provided to the Company. The number of shares to be transferred by the Company to a participant pursuant to a stock award shall be determined by the Committee.

              11. Cash Awards. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his services to the Company. Payment of a cash award may relate to the tax liability of a participant in connection with the grant, exercise, or payment of an Incentive or may depend on achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time among participants, as the Committee determines to be appropriate.

              12. General.

                  12.1. Duration. Subject to Section 12.11, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

                  12.2  Transferability  of  Incentives.  Options, SARs and
              performance shares granted under the Plan shall not be transferable except: (a) by will; (b) by the laws of descent and distribution; (c) to family members, to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee and provided in the Incentive Agreement, after a determination that the ability to transfer the Incentive will not result in the grant of the Incentive being taxable and, with respect to such Incentives granted to Insiders, if permitted by Rule 16b-3 under the 1934 Act; or
              (d) pursuant to a domestic relations order, as defined by the Code. Options or SARs may be exercised during the lifetime of a participant only by the participant or by the participant's guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

                  12.3. Non-transferability of Common Stock. Any shares of Common Stock awarded to an Insider as restricted stock, a stock award or in payment of a performance share award must be held for a period of six months from the date of grant, unless transfer would not result in the loss of the exemption under Rule 16b-3 under the 1934 Act for the grant of the Incentive.

                  12.4. Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement. The Committee has complete authority to modify the treatment of an Incentive in the event of termination of employment of a participant by means of an amendment to the Incentive Agreement. Consent of the participant to the modification is required only if the modification impairs the rights previously provided to the participant in the Incentive Agreement.

                  12.5. Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restric-tions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  12.6. Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide partici-pants with the same relative rights before and after such adjustment.

                  12.7. Incentive Agreements. The terms of each Incentive shall be stated in an agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-qualified stock options.

                  12.8. Withholding. The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld.

                      (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the issuance of Common Stock, the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to the approval of the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                      (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

                      (c) If a participant is subject to Section 16 under the 1934 Act, then the exemption provided by Rule 16b-3(e) under the 1934 Act for the stock withholding transaction will only be available if the Election meets the following additional requirements:

                          (1) No Election shall be effective for a Tax Date that occurs within six months of the grant of the award.

                          (2) The Election must be made either (i) six months prior to the Tax Date or (ii) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date (a "window period"). If the Election is made under (2)(ii) hereof and relates to the exercise of an option, the exercise must also occur during a window period.

                          (3) An Election is irrevocable except upon six months' advance written notice to the Company.

                  12.9. No Continued Employment. No participant under the Plan shall have any right, because of his or her par-ticipation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

                  12.10. Deferral Permitted. Payment of cash or distribu-tion of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

                  12.11. Amendment of the Plan. The Board may amend or discontinue the Plan at any time. In addition, no amendment or discontinuance shall, subject to adjustments permitted under Section 12.6, change or impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains the right to (a) convert any outstanding Incentive Stock Option to a non-qualified stock option, (b) require the forfeiture of an Incentive if a participant's employment is terminated for cause, and (c) exercise all rights under Section 12.12.

                  12.12 Change of Control. Notwithstanding anything to the contrary in the Plan or any related Incentive Agreement, if (i) PHI shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) PHI is to be dissolved or liquidated, (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the 1934 Act, other than an employee benefit plan of the Company or a related trust, acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the outstanding shares of PHI's voting stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of PHI before such election shall cease to constitute a majority of the Board of Directors of PHI (each such event is referred to herein as a "Corporate Change"), then upon the approval by the Board of Directors of PHI of any Corporate Change of the type described in clause (i) to
              (iii) or upon a Corporate Change described in  clause (iv) or
              (v), all outstanding options and SARs shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person. In addition, no later than (a) 30 days after the approval by the Board of Directors of PHI of any Corporate Change of the type described in clauses (i) to (iii) or (b) 30 days after a Corporate Change of the type described in clause (iv) or (v), the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or committee members), may act to effect one or more of the following alternatives, which may vary among individual participants and which may vary among Incentives held by any individual participant: (1) require that all outstanding options and/or SARs be exercised on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised options and SARs and all rights of participants thereunder shall terminate, (2) provide for mandatory conversion of some or all of the outstanding options and SARs held by some or all participants as of a date, before or after such Corporate Change, specified by the Committee, in which event such options and SARs shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or SAR, as defined and calculated below, over the exercise price(s) of such options or SARs, or, in lieu of such cash payment, the issuance of Common Stock having a Fair Market Value equal to such excess, (3) make such equitable adjustments to
              Incentives then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Incentives then outstanding) or (4) provide that thereafter upon any exercise of an option or SAR theretofore granted the participant shall be entitled to purchase under such option or SAR, in lieu of the number of shares of Common Stock then covered by such option or SAR, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Corporate Change of the type described in clause (i) to (iii) above, if, immediately prior to such Corporate Change, the participant had been the holder of record of the number of shares of Common Stock then covered by such options or SARs. For the purposes of clause (2) above, the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable: (i) the per share price offered to shareholders of PHI in any such merger, consolidation or other reorganization, determined as of the date of the definitive agreement providing for such transaction, (ii) the price per share offered to shareholders of PHI in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) in all other events, the Fair Market Value per share of Common Stock into which such options or SARs being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options or SARs. In the event that the consideration offered to shareholders of PHI in any transaction described herein consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

                  12.13. Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for pur-poses of this Plan, it shall be determined by the Committee in good faith based on a review and evaluation of recent trading activity of the Common Stock.

                  12.14.  Compliance with  Section 16.  It is the intent of
              the Company that the Plan and Incentives hereunder satisfy and be interpreted in a manner, that, in the case of participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any Incentives would otherwise frustrate or conflict with the intent expressed in this
              Section 12.14, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders.

                  12.15. Loans. In order to assist a participant to satisfy his tax liabilities arising in connection with an Incentive granted under the Plan, the Committee may authorize, subject to the provisions of Regulation G of the Board of Governors of the Federal Reserve System, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under the Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the maximum tax liability that may be incurred in connection with the Incentive.


          Amendment  and  Restatement  Adopted  by  the Board of Directors:
          July 11, 1995

          Approved by the Shareholders:  September 22, 1995